FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Steven M. Goldschein
516 608-7000

SYSTEMAX APPOINTS NEW CONTROLLER

PORT WASHINGTON, NY, September 20, 2006 — Systemax Inc. (NYSE:SYX), a leading distributor and manufacturer of PC hardware, related computer products and industrial products in North America and Europe, today announced the appointment of Thomas Axmacher as Vice President and Controller of the Company effective October 2, 2006. Mr. Axmacher has over 23 years of diverse experience as a financial professional. Mr. Axmacher was previously Chief Financial Officer of Curative Health Services, Inc., a publicly traded health care company. He held that position since 2001. From 1991 to 2001 Mr. Axmacher served as Controller of that company. From 1986 to 1991 Mr. Axmacher served as Vice President and Controller of Tempo Instrument Group, an electronics manufacturer. Mr. Axmacher received a Bachelor of Science degree in Accounting in 1982 from Albany University and a Master of Business Administration degree in 1992 from Long Island University.

Systemax (www.systemax.com) employs a system of branded e-commerce web sites, direct mail catalogs and relationship marketers to sell PC hardware, related computer products, consumer electronic products and industrial products in North America and Europe. Systemax is a Fortune 1000 company.